S ECU RE LOG IST ICS. WORLDW ID E. Investor Meeting March 15, 2018 Dallas, Texas NYSE: BCO Exhibit 99.1

Safe Harbor Statement and Non-GAAP Results These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to information regarding: 2018 non-GAAP outlook, including revenue, operating profit, earnings per share, capital expenditures and adjusted EBITDA; 2019 adjusted EBITDA targets and expected results from acquisitions; 2019 operating profit margin target for the U.S. business and expected results from improvement initiatives; capital expenditures outlook through 2020; free cash flow targets for 2018 and 2019; future investment in acquisitions; impact of U.S. tax reform; and estimated 2018 and 2019 post-synergy leverage. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues, currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions (including those in the home security industry) and to successfully integrate acquired companies; costs related to dispositions and market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee, environmental and other liabilities in connection with former coal operations, including black lung claims ; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2017, and in our other public filings with the Securities and Exchange Commission. The forward-looking information discussed today and included in these materials is representative as of February 7, 2018 only (unless otherwise noted) and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink's. Today’s presentation is focused primarily on non-GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix. 2

CEO Overview Doug Pertz

World’s Largest Cash Management Company2 Global cash market $16.5 billion1 South America 29% Rest of World 32% North America 39% GLOBAL MARKET LEADER Loomis G4S GardaProsegur Other 2017 SEGMENT REVENUE OPERATIONS • 41 countries • 1,100 facilities • 12,600 vehicles • 62,300 employees REVENUE COUNTRIES REGIONS Brink’s3 $3.2B 117 EMEA, SA, NA, Asia Pacific Prosegur $2.1B 15 SA, EMEA, Asia, Australia Loomis $2.0B 20 EMEA, NA G4S $1.6B 44 EMEA, SA, Asia, NA Garda $0.8B 2 NA 1. Freedonia, January 2017 and Brink’s internal estimates 2. Publicly available company data for cash services businesses. Brink’s data as of 12/31/2017 3. See detailed reconciliations of non-GAAP to GAAP results included in the Appendix. South America 49% Rest of World 31% North America 20% 2017 SEGMENT OP PROFIT CUSTOMERS IN MORE THAN 100 COUNTRIES 4

Cash is By Far the Most Used Payment Method Throughout the World

BRINKS

Cash accounts for about ~85% of global consumer transactions [1]

United States[4]

- Most frequently used payment method
- Notes in circulation growing ~5% annually
- Cash use strong across all income levels

South America

- Cash-driven society, strong cultural ties to cash
- ~50% unbanked[2]
- Cash usage growing faster than in developed countries

Europe

Euro notes in circulation[3]:

- 2012 to 2016 = ~6% annual growth
- 2015 to 2016 consistent with previous trends

ESTIMATED CASH USAGE IN OUR LARGE MARKETS



31%
United States4
85%
Brazil1
68%
France3
90%
Mexico6
44%
Canada5
Cash
Other

1. MasterCard 2013
2. World Bank Group The Global Findex Database 2014
3. European Central Bank
4. Federal Reserve Bank 2017
5. Bank of Canada 2015
6. The Cost of Cash in Mexico –The Fletcher School, Tufts University 2014

5

South America $925 Organic Revenue1:+19% Margin %: 19.8% Margin1: +270 bps CORE SERVICES • Cash-in-Transit (CIT) • ATM services HIGH-VALUE SERVICES • Brink’s Global Services (BGS) • Money processing • Vault outsourcing • CompuSafe® and retail services • Payments Core Services $1.6B (51%) High-Value Services $1.3B (42%) Guarding $0.2B (7%) Financial InstitutionsGovernment/ Other Retail Lines of Business and Customers 76% of Segment Revenue Outside of U.S. $3.2B 32% 39% 29% 2017 SEGMENT REVENUE2 CUSTOMERS 2017 REVENUE BY SEGMENT 1 ($ Millions) Total $3,193 Organic Revenue: +6% Margin %: 8.8% Margin: +140 bps 1. See detailed reconciliations of non-GAAP to GAAP results included in the Appendix. 2. Amounts may not add due to rounding North America $1,254 Organic Revenue: +3% Margin %: 5.9% Margin: +260 bps Rest of World $1,014 Organic Revenue: +2% Margin %: 11.4% Margin: +0 bps i r i :+19% r i : . r i : +270 bps 6

Strong Positions in Growth Markets

Estimated Market Share in Key Countries[1,2]



Canada
U.S.
France
Colombia
Mexico
Israel
Hong Kong/
Macau
Chile
Brazil
Argentina
Legend
Brink's
All others

10 largest markets represent 80% of 2017 revenue
- **Largest player in 3 of top 10 markets**
- **Second largest player in 7 of top 10 markets**

FRANCE[3]



Other
Brink's Temis
Prosegur
BRINKS
Loomis

ARGENTINA[4]



Brink's Maco
Other
BRINKS
Prosegur

UNITED STATES



Other
BRINKS
Garda
Loomis

CANADA



BRINKS
Garda
Other

MEXICO



Other
BRINKS
GSI

BRAZIL[5]



Brink's Rodoban
BRINKS
Other
Prosegur

1. Internal estimates of market share of CIT/ATM markets (as of March 2, 2017), unless otherwise noted.
2. Excludes Payment Services and Guarding.
3. Includes Brink's acquisition of Temis in October 2017.
4. Includes Brink's acquisition of Maco companies in July and August 2017.
5. Includes Brink's acquisition of Rodoban, which was announced in January 2018 and is expected to close in the second quarter of 2018.

7

OPERATING PROFIT 8.2% Margin Full-Year 2017 Non-GAAP Results REVENUE ($ Millions) ADJUSTED EBITDA ($ Millions) EPS ($ Millions) +24% +33% $2,908 $3,193 2016 2017 $216 $281 2016 2017 7.4% Margin 8.8% Margin $342 $425 2016 2017 11.8% Margin 13.3% Margin $2.28 $3.03 2016 2017 +10% 6% Organic +30% Note: See detailed reconciliations of non-GAAP to GAAP results included in the Appendix. 8

2018 Non-GAAP Guidance ($ in millions) $3,193 ~ $3,450 2017 2018 REVENUE ($ Millions) +8% 5% Organic $281 $365- $385 2017 2018 OPERATING PROFIT ~10.9%1 Margin ADJUSTED EBITDA $425 $515-$535 2017 2018 13.3% Margin ~15.2%1 Margin ($ Millions) EPS $3.03 $3.65-$3.85 2017 2018 ($ Millions) +30% - 37% +21% - 26% +20% - 27% 2019 Adjusted EBITDA Target = $625 Million 8.8% Margin Note: See detailed reconciliations of non-GAAP to GAAP results included in the Appendix. 1. Margin percentage calculated based on middle of range provided 9

Our Strategy Accelerate Profitable Growth (APG) Close the Gap — Operational Excellence (CTG) Introduce Differentiated Services (IDS) ACCELERATE PROFITABLE GROWTH • Grow high-value services • Grow account share with large financial institution (FI) customers • Increase focus on smaller FIs • Penetrate large, unvended retail market • Explore core and adjacent acquisitions INTRODUCE DIFFERENTIATED SERVICES • Leverage uniform, best-in- class global technology base for logistics and operating systems • Offer end-to-end cash supply chain managed services • Launch customer portal and value-added, fee-based services CLOSE THE GAP • Operational excellence • Lead industry in safety and security • Exceed customer expectations • Increase operational productivity • Achieve industry-leading margins Culture 10

Three-Year Strategic Plan ORGANIC GROWTH + ACQUISITIONS Strategy 1.0 Core Organic Growth 20182017 2019 • Focus on “Core-Core” & “Core-Adjacent” • Capture Synergies & Improve Density • 2017 Investment: $365M • 2018-2019 Planned Investment ~$400M per year • Close the Gap • Accelerate Profitable Growth • Introduce Differentiated Services • Initial 2019 Target: $475M EBITDA (Current Target $535M) Organic Growth + Acquisitions = Increased Value for Shareholders U.S. BRAZIL CHILE ARGENTINA FRANCE Strategy 1.5 Acquisitions 11 2019 Adjusted EBITDA Target = $625 Million

Strategy 1.0 Drives Strong Core Organic Growth EBITDA Target: $535 Million in 2019 (Before Acquisitions) ($ Millions) OP Margin 7.4% 3.7% 2% 0.4% (2.5%) ~11% ~10% $216 $390 $325 2016 Actual North America South America Rest of World Contingency 2019 Target Before Acquisitions 2019 Target Investor Day Mar 2, 2017 EBITDA Margin 11.8% ~15% $535 EBITDA Operating Profit Note: See detailed reconciliations of non-GAAP to GAAP results included in the Appendix. 1. Original 2019 Operating Profit and EBITDA targets shown as presented in the March 2, 2017 Investor Day presentation. Adjusted to reflect our current basis of presentation, these targets would be approximately $10 million higher. EBITDA Operating Profit $342 $475 ~15% 1 12

Strategic Execution – Acquisitions Acquiring Businesses in Core Markets Acquisition Update: • “Core/ Core” – Core businesses in Core Markets • 6 completed in 2017 • 1 announced in 2018 • Rodoban in Brazil expected to close in 2Q 2018 • Closed and announced acquisitions expected to generate Adjusted EBITDA of: • $60 - 70 million in 2018 • $90 million in 2019 • Robust pipeline of additional opportunities U.S. (AATI) Brazil (PagFacil) Argentina (Maco Transportadora & Litoral) Chile (LGS) Synergistic, Accretive Acquisitions in Our Core Markets France (Temis) Brazil (Rodoban) 13

OP Margin 7.4% 3.7% 2% 0.4% (2.5%) ~11% ~12% $216 $390 $470 2016 Actual North America South America Rest of World Contingency 2019 Target Acquisitions 2019 Target w/ Acquisitions ($ Millions) EBITDA Margin 11.8% ~15% ~16% $625 $535 EBITDA Op Profit EBITDA Op Profit 1. Incudes announced and completed acquisitions Note: See detailed reconciliations of non-GAAP to GAAP results included in the Appendix. $342 2019 Adjusted EBITDA Target = $625M Strategy 1.0 + 1.5 = Organic Growth + Acquisitions Closed/Announced Acquisitions-To-Date Expected to Add $90M of EBITDA in 2019 1 14

Financing Capacity to Execute the Strategy Credit Facility and Senior Notes Ten-Year Senior Notes • $600 million unsecured notes • 4.625% interest rate • Matures October 2027 Term Loan A • $500 million secured Term Loan A • Interest floats based on LIBOR plus a margin • Current interest rate ~3.3% • Amortizes at 5% per year with final maturity of October 2022 Revolver • $1.0 billion secured revolving credit facility • Interest floats based on LIBOR plus a margin • Current interest rate ~3.3% • Matures October 2022 Five-Year Credit Facility 15

$306 $342 $425 $425 $525 $625 ~ $40 ~ $70 ~ $140 ~ $465 ~ $595 ~ $765 2015 2016 2017 Pro-forma 2017 Pro-forma 2018 Pro-forma 2019 $269 $247 $612 ~ $860 ~ $1,000 Dec 2015 Dec 2016 Dec 2017 Pro-forma 2018 Pro-forma 2019 ($ Millions) Leverage Ratio1 0.9 0.7 1.4 Net Debt Adjusted EBITDA and Financial Leverage 1. Net Debt divided by Adjusted EBITDA 2. Additional pro-forma impact (TTM) based on post-closing synergies of closed acquisitions. 3. Forecasted utilization based on business plan through 2019 including $400 million per year in acquisitions. Includes additional pro-forma Adjusted EBITDA and cash flow impact based on post-closing synergies of closed and future acquisitions. Net Debt and Leverage Assumes $400 per year in acquisitions in 2018-2019 16 ~1.3 Note: See detailed reconciliations of non-GAAP to GAAP results included in the Appendix. Pro-forma acquisition impact ~1.4 ~1.3 2 3 3 33 Significant capacity for acquisitions Low debt leverage of less than 1.5x with projected acquisitions

2015 Actual 2016 Actual 2017 Actual 2017 Actual 2018 Outlook 2019 Outlook 2020 Outlook Capital Expenditures Before CompuSafe® Service CAPITAL EXPENDITURES 2015 – 20201 Facility Equipment / Other IT Armored Vehicles % Revenue 3.5% 4.2% 5.8% ~6% ~5.5% ~4% D&A1 $118 $112 $119 Reinvestment Ratio 0.9 1.1 1.6 $124 1. Excludes CompuSafe® Note: See detailed reconciliations of non-GAAP to GAAP results included in the Appendix. $106 $185 ~$200 ~$200 ~4% of Revenue • CapEx expected to return to ~4% of revenue in 2020 • Higher 2017-19 CapEx reflects strategic initiatives investment $185 High Return Growth CapEx High Return Growth CapEx High Return Growth CapEx 17 ($ Millions)

Strong Free Cash Flow Generation

BRINKS

FREE CASH FLOW INCLUDES COMPLETED AND PENDING ACQUISITIONS

($ Millions)

	Actual 2017	Target 2018	Target 2019
Adjusted EBITDA	**$425**	**~$525**	**~$625**
Working Capital & Other	(86)	~(10)	~(15)
Cash Taxes	(84)	~(85)	~(75)
Cash Interest	(27)	~(60)	~(65)
Non-GAAP Cash from Operating Activities	**229**	**~370**	**~470**
Capital Expenditures incl. CompuSafes	(222)	~(225)	~(225)
Exclude Capital Leases	52	55	55
Non-GAAP Cash Capital Expenditures	**(170)**	**~(170)**	**~(170)**
Non-GAAP Free Cash Flow	**58**	**~200**	**~300**
EBITDA – Non-GAAP Cash CapEx	**255**	**~355**	**~455**
Net Debt	**612**	**~670**	**~480**

- Projected Adjusted EBITDA growth
- Working capital improvement, restructuring
- No cash taxes projected in U.S. for at least five years
- Impact of debt restructuring

- Investment beyond historic levels to support strategic initiatives
- U.S. fleet investment primarily under capital leases

Amounts may not add due to rounding.

Note: Non-GAAP Free Cash Flow excludes the impact of Venezuela operations. See detailed reconciliations of non-GAAP to GAAP results included in the Appendix.

18

U.S. Update Ray Shemanski

2016 Base Branch Standardization Fleet Improvements One-Person Vehicle Labor Network Optimization Sales Growth/ CompuSafe IT and Other Contingency 2019 Target Actual 0.8% ~10% Breakthrough Initiatives 1. Excludes Payment Services 2. Loomis Full-Year Report 2017 (2 – 3%)~1% 2 – 2.5% ~2% ~1% 2 – 3% ($ Millions) 1.5 – 2% 2.5 – 3% 3.4% 2017 Actual A Clear Path to Value Creation 2017-2019 U.S. Operating Profit Improvement 8 – 9.5% ~6% 2018 Target Loomis 2017 Actual 13.1% 20 211

0.8% 3.4% ~6% ~10% 2016 Actual 2017 Actual 2018 Target 2019 Target U.S. Non-GAAP Operating Margin Trend 1. Excludes Payment Services 21

FLEET COST IMPROVEMENTS ONE-PERSON VEHICLES PURCHASED ONE-PERSON VEHICLE LABOR • ~700 one-person vehicles now in service • Updating ~60% of fleet by end of 2019 • Reducing average fleet age from 10+ to 6 years • Employee and customer acceptance high 2017 Savings: $10 million NETWORK OPTIMIZATION 2017 Savings: $1 million • Installed 8 high-speed money processing machines at 7 branches • Hub and spoke model leveraging launch pad locations U.S. Breakthrough Initiatives – Met 2017 Targets 2017 Savings: $6 million ~1,200 2019 Target Margin Improvement ~2% ~2-2.5% ~1.5% - 2% Deployed in 2017 Deployed in 2016 ~440 ~260 22

2018 Plans • ~400 additional vehicles in 2018 • Average fleet age < 8 years by end of 2018; < 6 years by end of 2019 U.S. Breakthrough Initiatives Fleet New Vehicle Design Managing the Fleet • Fleet & Garage Management Systems • State-of-the-art technology enabling: • Greater vehicle uptime • Proper maintenance of our new assets • Fleet lifecycle management FLEET COST IMPROVEMENTS ONE-PERSON VEHICLES PURCHASED 2017 Savings: $10 million ~1,200 2019 Target Margin Improvement ~2% Deployed in 2017 Deployed in 2016 ~440 ~260 2018 2018 23

U.S. Breakthrough Initiatives
One Person Vehicles

2019 Target Margin Improvement ~2-2.5%

ONE-PERSON VEHICLES PURCHASED



~1,200
2018
Deployed in 2017
~440
Deployed in 2016
~260

ONE-PERSON VEHICLE LABOR



2018
2017 Savings: $6 million



External Camera
360º Monitoring
Biometric Access Control
External Camera
Trap
SMARTDRIVE
Proximity Sensor
Transfer Hatch
Geofence Safety and Security Control

- Currently running ~600 one-person routes daily
- Targeting ~100 additional routes for deployment in 2019
- Increasing mix of smaller, more efficient vehicles
- Employee and customer acceptance high



24

NETWORK OPTIMIZATION 2017 Savings: $1 million U.S. Breakthrough Initiatives Network Optimization 2019 Target Margin Improvement ~1.5% - 2% 2018 Optimization of High-Speed Branches • Optimize branch layout and process flow to maximize the utilization of high- speed machines. Hub and Spoke • Leverage high-volume money processing rooms to consolidate money processing from lower volume nearby branches. Launch pads • Deploying 11 strategic launch pads across the network to increase route capacity by garaging route trucks nearer to customer locations. 25

U.S. Breakthrough Initiatives CompuSafe® Service – Met 2017 New Order Target HIGHLIGHTS • Sold 3,300 CompuSafe® units in 2017 vs 3,000 -3,500 target • Installed ~2,300 • 2H-17 run rate in line with 2019 target… pipeline strong • Continued investment in sales and operations COMPUSAFE UNITS1 1,750 1,100 1,750 2,200 ~ 3,500 3,300 ~ 3,500 ~ 3,500 Plan Actual Plan Actual 2017 Plan 2017 Actual 2018 Plan 2019 Plan 1H 2017 2H 2017 1. 2017 Actual CompuSafe® sales figures include 2017 sales and December 31, 2017 backlog 26

CEO Overview Doug Pertz

$216 $281 $365 – $385 ~ $470 $126 $144 ~ $150 ~ $155 7.4% 8.8% 10.6% - 11.2% ~12%11.8% 13.3% ~15.2% ~16% 2016 2017 2018 Outlook 2019 Target Continued Improvement Expected Non-GAAP Operating Profit & EBITDA 2018 Non-GAAP Outlook • Revenue ~$3.45 billion (5% organic growth) • Operating profit $365 - $385 million; margin 10.6% - 11.2% • Adjusted EBITDA $515 to $535 million • EPS $3.65- $3.85 ($ Millions, except % and per share amounts) 2019 Preliminary Target • Adjusted EBITDA ~$625 million Note: See detailed reconciliations of non-GAAP to GAAP results included in the Appendix. $342 $425 $515 - $535 ~$625 D&A/Other Op Profit EBITDA EBITDA Margin Op Profit Margin 28

Q&A

Appendix

 20+ years of diverse senior level experience in guiding multinational organizations through both operational turnaround and growth acceleration  Prior Experience: President and CEO of Recall Holdings Limited; CEO of IMC Global (now The Mosaic Company); CEO of Culligan Water Technologies; Group Executive at Danaher Corp  18 years of public company CFO experience  Prior Experience: Senior Vice President of Strategic Initiatives & Capital Markets at Recall Holdings Limited; Senior Vice President and CFO of HD Supply; CFO of Caraustar Industries, Inc. as well as other international financial leadership positions.  21 years of Brink’s experience  EVP of Brink’s Global Operations and Brink’s Global Services (BGS); Responsible for the Global Services line of business worldwide, and for domestic operations in 38 countries  8 years of Brink’s experience  President Brazil, Mexico, and Security  Prior experience: President of Brink’s Europe, Middle East, and Africa (EMEA) region; 25 years in the U.S. Army, retiring as a Colonel.  13 years of international managerial experience  Prior Experience: Global Senior Vice President, Chief Information Officer and Chief Technology Officer at Recall Holdings Limited; Chief Information Officer and Chief Operating Officer roles within the Fire Products segment of Tyco International ,  16 years of Brink’s experience  Prior experience: General Counsel, Tredegar Corporation; practiced at global law firm, Hunton and Williams LLP Strong Leadership Demonstrating Results DOUG PERTZ President & CEO MIKE BEECH Executive Vice President AMIT ZUKERMAN Executive Vice President ROHAN PAL Senior Vice President, CIO & CDO RON DOMANICO EVP & CFO MAC MARSHALL Senior Vice President, General Counsel & CAO 31

43% 35% 27% 26% 25% 24% Less than $25,000 $25,000-$49,999 $50,000-$74,999 $75,000-$99,999 $100,000-$124,999 $125,000 and greater Cash in the U.S. Continues to Grow • Notes in circulation doubled to ~40 billion notes in 2016 vs 1996 • Value of notes in circulation annual growth rates (CAGR): • 2009 – 2016 ~6% • Number of notes in circulation annual growth rate (CAGR): • 2009 – 2016 ~7% • Cash use forecasted to continue growth trends • Most frequently used payment method • Accounts for nearly 31% of all consumer transactions • Cash is used 30%+ of the time by consumers 35 and older • Cash use strong across all income levels • Cash dominates small-value payments • 55% of transactions < $10 • 35% of transactions $10 – $24.99 • 19% of transactions $25 – $49.99 • ~30% of U.S. households unbanked or underbanked Cash CheckCredit Debit Electronic Other 1. Federal Reserve Bank 2017 Report. “Other” includes money orders, travelers checks, PayPal, Venmo and text message payments. 2. Board of Governors of the Federal Reserve System CASH REMAINS POPULAR1 EVERYONE USES CASH1,3CASH USE CONTINUES TO GROW1,2 PAYMENT METHODS BY VOLUME1 % CASH USAGE BY INCOME1,4NOTES IN CIRCULATION3 (in billions) 0 5 10 15 20 25 30 35 40 45 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 $1 $2 $5 $10 $20 $50 $100 $500 to $10,000 % of Payments Made with Cash 3. Federal Reserve Bank 2016 Report 4. U.S. Census data 19% 9% 12% 17% 22% 21% % of U.S. Households 32

Licensing Agreement with MONI Smart Security Leveraging a Powerful Brand Brink’s has selected MONI as its licensing partner for residential security monitoring and related smart home applications in the U.S. and Canada • 3rd largest residential security monitoring provider in the U.S. • Approximately 1 million subscribers • #1 independent dealer network • Only major home security company offering Google Nest Secure Monitoring Services • MONI will go to market as Brink’s Home Security • First-year royalties of ~$5M expected; potential to more than double National Coverage ≥10k ≥5k ≥1k <1k Subscribers by State: 33

Tax Reform – Impact on Brink’s Note: The amounts described above represent the estimated impact of the enactment of the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017. The final impact of Tax Reform may differ from these estimates, due to, among other things, changes in interpretations and assumptions made by Brink’s, additional guidance that may be issued by the U.S. Department of the Treasury and actions that Brink’s may take. Estimated Impact on Q417 Net Income (US GAAP) Ongoing Impact on Effective Tax Rate Ongoing Impact on Cash Taxes • One-time, non-cash charge of $92M • $88M due to re-measurement of DTA primarily arising from reduction in the corporate tax rate and $4M due to ancillary impact • $0 due to deemed repatriation of earnings from foreign subsidiaries • Reduction in US tax rate to 21% not expected to offset unfavorable impact of broadening US tax base • Estimated ETR increase to ~37% in near term; more favorable in long term • Cash tax refunds in 2019-2022 equal to $32M due to AMT repeal • No US cash tax payments expected for at least 5 years due to availability of credits, elections and deductions 34

$112 $130 0 20 40 60 80 100 120 140 160 Q4 2016 Q4 2017 14.6% Margin 15.1% Margin $768 $864 Q4 2016 Q4 2017 $94 $112 0 20 40 60 80 100 120 140 160 Q3 2016 Q3 2017 12.7% Margin 13.5% Margin $735 $829 Q3 2016 Q3 2017 Positive Operating Trends Q1 2017: S IGNIFICANT TRACTION ($ Millions) $689 $740 Q1 2016 Q1 2017 Q1 NON-GAAP YoY REVENUE $65 $88 0 20 40 60 80 100 120 140 160 Q1 2016 Q1 2017 9.4% Margin 11.8% Margin Q1 YoY ADJUSTED EBITDA ($ Millions) +35% Note: See detailed reconciliations of Non-GAAP to GAAP results included in the Appendix. Q2 2017: CONT INUE D MOME NT UM ($ Millions) $717 $760 Q2 2016 Q2 2017 Q2 NON-GAAP YoY REVENUE $72 $95 0 20 40 60 80 100 120 140 160 Q2 2016 Q2 2017 10.0% Margin 12.5% Margin Q2 YoY ADJUSTED EBITDA ($ Millions) +32% Q3 2017: STRONG GROWTH ($ Millions) Q3 NON-GAAP YoY REVENUE Q3 YoY ADJUSTED EBITDA ($ Millions) +20% Q4 2017: STRONG FINISH ($ Millions) Q4 NON-GAAP YoY REVENUE Q4 YoY ADJUSTED EBITDA ($ Millions) +16% +13%+13% +6% +7% 35

Historical Financial Summary NON-GAAP REVENUE & YoY GROWTH NON-GAAP OPERATING PROFIT & MARGIN ADJUSTED EBITDA & MARGIN $3,351 $2,977 $2,908 $3,193 0.6% (11.2%) (2.3%) 9.8% 2014 2015 2016 2017 ($ Millions) +3% Organic +6% Organic $287 $306 $342 $4258.6% 10.3% 11.8% 13.3% 2014 2015 2016 2017 ($ Millions) ($ Millions) $135 $168 $216 $2814.0% 5.6% 7.4% 8.8% 2014 2015 2016 2017 +5% Organic +6% Organic 36 Note: See detailed reconciliations of Non-GAAP to GAAP results included in the Appendix.

2017 Segment Results 37 The Brink’s Company and subsidiaries (In millions) Revenues 2017 Revenues: North America $ 1,254.2 South America 924.6 Rest of World 1,014.1 Segment revenues - GAAP and Non-GAAP 3,192.9 Other items not allocated to segments(a) Venezuela operations 154.1 GAAP $ 3,347.0 Operating Profit 2017 Operating profit: North America $ 74.0 South America 182.8 Rest of World 115.2 Corporate (90.6) Non-GAAP 281.4 Other items not allocated to segments(a) Venezuela operations 20.4 Reorganization and Restructuring (22.6) Acquisitions and dispositions (5.3) GAAP $ 273.9 (a) See explanation of items on slides 41-42.

38 Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. A summary of the other items not allocated to segment results is below. Venezuela operations We have excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds. As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), assesses segment performance and makes resource decisions by segment excluding Venezuela operating results. Reorganization and Restructuring 2016 Restructuring In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized $18.1 million in related 2016 costs and we recognized an additional $17.3 million in 2017 related to this restructuring. We expect to incur additional costs between $10 and $12 million in future periods, primarily severance costs. Executive Leadership and Board of Directors In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to the Executive Leadership and Board of Directors restructuring actions. 2015 Restructuring Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in related 2015 costs and an additional $6.5 million in 2016 related to this restructuring. The actions under this program were substantially completed by the end of 2016, with cumulative pretax charges of approximately $18 million. 2014 Restructuring Brink’s reorganized and restructured its business in December 2014. Severance costs of $21.8 million associated with these actions were recognized in 2014 and an additional $1.9 million in costs were recognized in 2015 related to this restructuring. Other Restructurings Management continuously implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized related severance costs of $4.6 million in 2017. The majority of these restructuring actions were completed in 2017. For the remaining restructuring actions, we expect to incur additional costs less than $1 million in future periods. These estimates will be updated as management targets additional sections of our business. Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results. Other Items Not Allocated to Segments The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited)

Other Items Not Allocated to Segments (con’t) 39 The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below: 2017 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $8.4 million in 2017. • Fourth quarter 2017 gain of $7.8 million related to the sale of real estate in Mexico. • Severance costs of $4.0 million related to our recent acquisitions in Argentina and Brazil. • Transaction costs of $2.6 million related to acquisitions of new businesses in 2017. • Currency transaction gains of $1.8 million related to acquisition activity. 2016 Acquisitions and Dispositions • Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation were included in items not allocated to segments and were excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations were treated similarly to the Republic of Ireland. • Amortization expense for acquisition-related intangible assets was $3.6 million in 2016. • Brink's recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016. 2015 Acquisitions and Dispositions • These items related primarily to Brink's sale of its 70% interest in a cash management business in Russia in the fourth quarter of 2015 from which we recognized a $5.9 million loss on the sale. • Amortization expense for acquisition-related intangible assets was $4.2 million in 2015. These costs have been excluded from our segment and our consolidated non-GAAP results. 2014 Acquisitions and Dispositions • Brink’s sold an equity investment in a CIT business in Peru and recognized a $44.3 million gain. Other divestiture gains were $0.6 million. • A favorable adjustment of $0.7 million to the 2010 business acquisition gain for Mexico. • Amortization expense for acquisition-related intangible assets was $5.5 million in 2014. These costs have been excluded from our segment and our consolidated non-GAAP results. Share-based compensation adjustment Accounting adjustment related to share-based compensation of $2.4 million in 2014 was not allocated to segment results. The accounting adjustments revised the accounting for certain share-based awards from fixed to variable fair value accounting. As of July 11, 2014, all outstanding equity awards had met the conditions for a grant date as defined in ASC Topic 718 and have since been accounted for as fixed share-based compensation expense.

2018 and 2019 Guidance

BRINKS

The Brink's Company and subsidiaries
2018 and 2019 Guidance (Unaudited)
(In millions, except per share amounts)

	2018 GAAP Outlook[b]	Reconciling Items[a]	2018 Non-GAAP Outlook[a]	2019 GAAP Outlook[b]	Reconciling Items[a]	2019 Non-GAAP Outlook[a]
Revenues	$ 3,450	—	3,450	Not provided	—	Not provided
Operating profit	319 – 339	46	365 – 385	440	30	470
EPS from continuing operations attributable to Brink's	2.60 – 2.80	—	3.65 – 3.85	Not provided	—	Not provided
Adjusted EBITDA			515 – 535			~ 625
Cash flows from operating activities	~370	—	~370	~470	—	~470
Capital Expenditures	$ ~170	—	~170	~170	—	~170

(a) The 2018 and 2019 Non-GAAP outlook amounts for operating profit exclude the impact of other items not allocated to segments. The 2018 Non-GAAP outlook amounts for EPS from continuing operations, depreciation and amortization/other as well as 2018 and 2019 Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations.

(b) 2018 and 2019 GAAP outlook does not include any forecasted amounts from Venezuela operations and change in customer obligations. The 2018 and 2019 GAAP outlook excludes future restructuring actions for which the timing and amount are currently under review.

40

Non-GAAP Results Reconciled to GAAP

BRINKS

The Brink's Company and subsidiaries

(In millions)

	2016 1Q	2016 2Q	2016 3Q	2016 4Q	2016 Full Year	2017 1Q	2017 2Q	2017 3Q	2017 4Q	2017 Full Year
Revenues:										
GAAP	$ 721.8	739.5	755.8	803.5	3,020.6	$ 788.4	805.9	849.5	903.2	3,347.0
Venezuela operations[a]	(32.1)	(21.5)	(20.4)	(35.4)	(109.4)	(48.1)	(46.3)	(20.8)	(38.9)	(154.1)
Acquisitions and dispositions[a]	(0.8)	(1.5)	(0.5)	-	(2.8)	-	-	-	-	-
Non-GAAP	$ 688.9	716.5	734.9	768.1	2,908.4	$ 740.3	759.6	828.7	864.3	3,192.9
Operating profit (loss):										
GAAP	$ 23.5	32.2	59.7	69.1	184.5	$ 70.9	48.3	66.4	88.3	273.9
Venezuela operations[a]	(2.7)	(1.6)	(2.2)	(12.0)	(18.5)	(21.1)	4.5	(2.5)	(1.3)	(20.4)
Reorganization and Restructuring[a]	6.0	2.1	2.3	19.9	30.3	4.1	5.6	6.4	6.5	22.6
Acquisitions and dispositions[a]	6.8	7.4	3.2	2.1	19.5	(0.4)	2.4	6.1	(2.8)	5.3
Non-GAAP	$ 33.6	40.1	63.0	79.1	215.8	$ 53.5	60.8	76.4	90.7	281.4
Interest expense:										
GAAP	$ (4.9)	(4.9)	(5.1)	(5.5)	(20.4)	$ (4.8)	(6.0)	(7.7)	(13.7)	(32.2)
Venezuela operations[a]	0.1	-	-	-	0.1	-	-	-	0.1	0.1
Acquisitions and dispositions[a]	-	-	-	-	-	-	-	0.8	0.3	1.1
Non-GAAP	$ (4.8)	(4.9)	(5.1)	(5.5)	(20.3)	$ (4.8)	(6.0)	(6.9)	(13.3)	(31.0)
Taxes:										
GAAP	$ 9.4	14.5	19.5	35.1	78.5	$ 14.4	17.3	16.4	109.6	157.7
Retirement plans[d]	2.6	2.9	2.9	2.9	11.3	2.7	3.1	3.2	3.6	12.6
Venezuela operations[a]	(2.5)	(4.7)	(2.4)	(4.5)	(14.1)	(4.9)	(3.8)	(3.1)	(0.9)	(12.7)
Reorganization and Restructuring[a]	1.9	0.6	0.7	4.2	7.4	1.4	1.9	2.2	2.1	7.6
Acquisitions and dispositions[a]	0.3	0.9	0.2	0.4	1.8	0.2	0.3	2.5	1.5	4.5
Prepayment penalties[e]	-	-	-	-	-	-	-	2.4	(2.2)	0.2
Deferred tax valuation allowance[c]	-	-	-	(14.7)	(14.7)	-	-	-	-	-
Interest on Brazil tax claim[f]	-	-	-	-	-	-	-	1.4	(0.9)	0.5
Tax reform[g]	-	-	-	-	-	-	-	-	(86.0)	(86.0)
Tax on accelerated income[h]	-	-	-	-	-	-	-	-	0.4	0.4
Income tax rate adjustment[b]	(1.7)	(1.5)	0.1	3.1	-	2.5	(0.3)	(1.5)	(0.7)	-
Non-GAAP	$ 10.0	12.7	21.0	26.5	70.2	$ 16.3	18.5	23.5	26.5	84.8

Amounts may not add due to rounding.

See slide 46 for footnote explanations.

41

Non-GAAP Results Reconciled to GAAP *(con't)*

BRINKS

The Brink's Company and subsidiaries

(In millions, except per share amounts)

	2016 1Q	2016 2Q	2016 3Q	2016 4Q	2016 Full Year	2017 1Q	2017 2Q	2017 3Q	2017 4Q	2017 Full Year
Reconciliation to net income (loss):										
Net income (loss) attributable to Brink's	$ (3.1)	0.3	24.5	12.8	34.5	$ 34.7	14.2	19.9	(52.1)	16.7
Discontinued operations	-	-	-	1.7	1.7	-	0.1	-	0.1	0.2
Income (loss) from continuing operations attributable to Brink's - GAAP	$ (3.1)	0.3	24.5	14.5	36.2	$ 34.7	14.3	19.9	(52.0)	16.9
Retirement plans[d]	4.7	5.2	5.0	5.3	20.2	4.6	5.5	5.8	6.4	22.3
Venezuela operations[a]	1.7	5.0	0.4	(4.5)	2.6	(8.4)	8.3	0.9	-	0.8
Reorganization and Restructuring[a]	4.1	1.5	1.7	16.4	23.7	2.4	3.6	4.0	4.2	14.2
Acquisitions and dispositions[a]	6.5	6.5	2.9	2.3	18.2	(0.6)	2.1	4.4	2.3	8.2
Prepayment penalties[e]	-	-	-	-	-	-	-	4.1	4.0	8.1
Deferred tax valuation allowance[c]	-	-	-	14.7	14.7	-	-	-	-	-
Interest on Brazil tax claim[f]	-	-	-	-	-	-	-	2.7	(1.6)	1.1
Tax reform[g]	-	-	-	-	-	-	-	-	86.0	86.0
Tax on accelerated income[h]	-	-	-	-	-	-	-	-	(0.4)	(0.4)
Income tax rate adjustment[b]	2.1	1.8	(0.2)	(3.7)	-	(2.7)	0.3	1.7	0.7	-
Income (loss) from continuing operations attributable to Brink's - Non-GAAP	$ 16.0	20.3	34.3	45.0	115.6	$ 30.0	34.1	43.5	49.6	157.2
EPS:										
GAAP	$ (0.06)	0.01	0.48	0.28	0.72	$ 0.67	0.28	0.38	(1.02)	0.33
Retirement plans[d]	0.09	0.10	0.10	0.10	0.39	0.09	0.11	0.11	0.12	0.43
Venezuela operations[a]	0.04	0.09	0.01	(0.09)	0.05	(0.16)	0.15	0.02	-	0.02
Reorganization and Restructuring[a]	0.08	0.03	0.04	0.33	0.47	0.04	0.07	0.08	0.08	0.27
Acquisitions and dispositions[a]	0.13	0.13	0.06	0.04	0.37	(0.01)	0.04	0.09	0.05	0.16
Prepayment penalties[e]	-	-	-	-	-	-	-	0.08	0.08	0.16
Deferred tax valuation allowance[c]	-	-	-	0.29	0.29	-	-	-	-	-
Interest on Brazil tax claim[f]	-	-	-	-	-	-	-	0.05	(0.03)	0.02
Tax reform[g]	-	-	-	-	-	-	-	-	1.65	1.66
Tax on accelerated income[h]	-	-	-	-	-	-	-	-	(0.01)	(0.01)
Income tax rate adjustment[b]	0.04	0.04	(0.01)	(0.07)	-	(0.05)	0.01	0.03	0.01	-
Share adjustment[k]	-	-	-	-	-	-	-	-	0.02	-
Non-GAAP	$ 0.32	0.40	0.68	0.88	2.28	$ 0.58	0.66	0.84	0.95	3.03
Depreciation and Amortization:										
GAAP	$ 32.2	32.9	32.4	34.1	131.6	$ 33.9	34.6	37.9	40.2	146.6
Venezuela operations[a]	(0.1)	(0.2)	(0.1)	(0.3)	(0.7)	(0.4)	(0.4)	(0.4)	(0.5)	(1.7)
Reorganization and Restructuring[a]	-	-	-	(0.8)	(0.8)	(0.9)	(0.6)	(0.5)	(0.2)	(2.2)
Acquisitions and dispositions[a]	(0.9)	(0.9)	(0.9)	(0.9)	(3.6)	(0.6)	(1.1)	(2.7)	(4.0)	(8.4)
Non-GAAP	$ 31.2	31.8	31.4	32.1	126.5	$ 32.0	32.5	34.3	35.5	134.3

Amounts may not add due to rounding.
See slide 46 for footnote explanations.

42

Non-GAAP Results Reconciled to GAAP *(con't)*

BRINKS

The Brink's Company and subsidiaries

(In millions)

	2016 1Q	2016 2Q	2016 3Q	2016 4Q	2016 Full Year	2017 1Q	2017 2Q	2017 3Q	2017 4Q	2017 Full Year
Adjusted EBITDA(j):										
Income from continuing operations - Non-GAAP	$ 16.0	20.3	34.3	45.0	115.6	$ 30.0	34.1	43.5	49.6	157.2
Interest expense - Non-GAAP	4.8	4.9	5.1	5.5	20.3	4.8	6.0	6.9	13.3	31.0
Income tax provision - Non-GAAP	10.0	12.7	21.0	26.5	70.2	16.3	18.5	23.5	26.5	84.8
Depreciation and amortization - Non-GAAP	31.2	31.8	31.4	32.1	126.5	32.0	32.5	34.3	35.5	134.3
Share-based compensation - Non-GAAP(i)	2.8	2.1	1.8	2.8	9.5	4.5	4.0	4.0	5.2	17.7
Adjusted EBITDA	$ 64.8	71.8	93.6	111.9	342.1	$ 87.6	95.1	112.2	130.1	425.0

(a) See "Other Items Not Allocated To Segments" on slides 41-42 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.

(b) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 34.2% for 2017 and 36.8% for 2016.

(c) There was a change in judgment resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected U.S. operating results, certain non-GAAP pre-tax items, and other timing of tax deductions related to executive leadership transition.

(d) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.

(e) Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017.

(f) Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017.

(g) Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017. This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets.

(h) The non-GAAP tax rate excludes the 2017 foreign tax benefit that resulted from the transaction that accelerated U.S. tax in 2015.

(i) There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.

(j) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation. Non-GAAP income from continuing operations is reconciled to net income on slide 45.

(k) Because we reported a loss from continuing operations on a GAAP basis in the fourth quarter of 2017, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the fourth quarter of 2017, non-GAAP EPS was calculated using diluted shares.

43

Non-GAAP Results Reconciled to GAAP Note: Amounts may not add due to rounding See slide 48 for footnote explanations 2014 2015 Revenues: GAAP $ 3,562.3 $ 3,061.4 Venezuela operations(a) (211.8) (84.5) Non-GAAP $ 3,350.5 $ 2,976.9 Operating profit (loss): GAAP $ 59.4 $ 96.4 Venezuela operations(a) 94.8 45.6 Reorganization and Restructuring(a) 21.8 15.3 Acquisitions and dispositions(a) (43.9) 10.2 Share-based compensation(a) 2.4 — Non-GAAP $ 134.5 $ 167.5 Interest Expense: GAAP $ (23.4) (18.9) Venezuela operations(a) 0.1 — Non-GAAP $ (23.3) (18.9) Taxes: GAAP $ 36.7 $ 66.5 Retirement plans(d) 28.3 10.8 Venezuela operations(a) (1.9) (5.5) Reorganization and Restructuring(a) 6.1 3.9 Acquisitions and dispositions(a) (21.1) 1.4 Share-based compensation(a) 0.4 — U.S. tax on accelerated U.S. income(c) — (23.5) Income tax rate adjustment(b) — — Non-GAAP $ 48.5 $ 53.6 Reconciliation to net income (loss): Net income (loss) attributable to Brink's $ (83.9) $ (11.9) Discontinued operations 29.1 2.8 Income (loss) from continuing operations attributable to Brink's - GAAP $ (54.8) $ (9.1) Retirement plans(d) 50.7 20.4 Venezuela operations(a) 63.2 32.1 Reorganization and Restructuring(a) 15.0 11.4 Acquisitions and dispositions(a) (22.8) 8.8 Share-based compensation(a) 2.0 — U.S. tax on accelerated U.S. income(c) — 23.5 Income tax rate adjustment(b) — — Income (loss) from continuing operations attributable to Brink's - Non-GAAP $ 53.3 $ 87.1 Depreciation and Amortization: GAAP $ 161.9 139.9 Venezuela operations(a) (9.5) (3.9) Reorganization and Restructuring(a) — — Acquisitions and dispositions(a) (5.5) (4.2) Non-GAAP $ 146.9 $ 131.8 Share-based compensation: GAAP $ 17.3 14.1 Share-based compensation(a) (2.4) — Non-GAAP $ 14.9 14.1 44 The Brink’s Company and subsidiaries (In millions)

Non-GAAP Results Reconciled to GAAP (con’t) The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) 2014 2015 Adjusted EBITDA: Income from continuing operations - Non-GAAP $ 53.3 87.1 Interest expense - Non-GAAP 23.3 18.9 Income tax provision - Non-GAAP 48.5 53.6 Depreciation and amortization - Non-GAAP 146.9 131.8 Share-based compensation - Non-GAAP 14.9 14.1 Adjusted EBITDA $ 286.9 305.5 Amounts may not add due to rounding. (a) See “Other Items Not Allocated To Segments” on slides 41-42 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. (b) Non-GAAP income from continuing operations and Non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year Non-GAAP effective income tax rate. The full-year Non-GAAP effective tax rate was 36.8% for 2015 and 44.8% for 2014. (c) The Non-GAAP tax rate excludes the U.S. tax on a transaction that accelerated U.S. taxable income because it will be offset by foreign tax benefits in future years. (d) Our U.S. retirement plans are frozen and costs related to these plans are excluded from Non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from Non-GAAP results. The 2018 and 2019 Non-GAAP outlook for Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations. The impact of Venezuela operations and related exchange rates could be significant to our GAAP provision for income taxes, and, therefore, to income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA. 45

Non-GAAP Reconciliation — Net Debt The Brink’s Company and subsidiaries Non-GAAP Reconciliations — Net Debt (Unaudited) (In millions) a) Restricted cash borrowings are related to cash borrowed under lending arrangements used in the process of managing customer cash supply chains, which is currently classified as restricted cash and not available for general corporate purposes. b) Title to cash received and processed in certain of our secure Cash Management Services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt. Net Debt is a supplemental non-GAAP financial measure that is not required by, or presented in accordance with GAAP. We use Net Debt as a measure of our financial leverage. We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our condensed consolidated balance sheets. Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of December 31, 2017, December 31, 2016, and December 31,2015. December 31, December 31, December 31, (In millions) 2017 2016 2015 Debt: Short-term borrowings $ 45.2 162.8 32.6 Long-term debt 1,191.5 280.4 397.9 Total Debt 1,236.7 443.2 430.5 Restricted cash borrowings(a) (27.0) (22.3) (3.5) Total Debt without restricted cash borrowings 1,209.7 420.9 427.0 Less: Cash and cash equivalents 614.3 183.5 181.9 Amounts held by Cash Management Services operations(b) (16.1) (9.8) (24.2) Cash and cash equivalents available for general corporate purposes 598.2 173.7 157.7 Net Debt $ 611.5 247.2 269.3 46

Non-GAAP Reconciliation — Cash Flows The Brink’s Company and subsidiaries (In millions) 47 Full Year 2017 Cash flows from operating activities Operating activities - GAAP $ 252.1 Venezuela operations (17.3) (Increase) decrease in certain customer obligations(a) (6.1) Operating activities - non-GAAP $ 228.7 a) To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources. Non-GAAP cash flows from operating activities is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding cash flows from Venezuela operations and the impact of cash received and processed in certain of our Cash Management Services operations. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future operating cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows.

Non-GAAP Reconciliation — Other The Brink’s Company and subsidiaries Non-GAAP Reconciliations — Other Amounts (Unaudited) (In millions) Amounts Used to Calculate Reinvestment Ratio Property and Equipment Acquired During the Period Full-Year 2015 Full Year 2016 Full Year 2017 Capital expenditures — GAAP $ 101.1 112.2 174.5 Capital leases — GAAP 18.9 29.4 51.7 Total Property and equipment acquired 120.0 141.6 226.2 Venezuela property and equipment acquired (4.3) (5.0) (4.2) CompuSafe (10.2) (13.1) (37.5) Total property and equipment acquired excluding Venezuela & CompuSafe 105.5 123.5 184.5 Depreciation Depreciation and amortization — GAAP 139.9 131.6 146.6 Amortization of intangible assets (4.2) (3.6) (8.4) Venezuela depreciation (3.9) (0.7) (1.7) Reorganization and Restructuring - (0.8) (2.2) CompuSafe (14.2) (14.9) (15.6) Depreciation and amortization — Non-GAAP (excluding CompuSafe) $ 117.6 111.6 118.7 Reinvestment Ratio 0.9 1.1 1.6 48